Exhibit 99.2

ITALK LAUNCHES IPOD TOUCH SLEEVE-SMARTPHONE WITH UNLIMITED NATIONWIDE TALK FOR $9.99/M

Ft. Lauderdale, Florida, April 22, 2013 - iTalk Inc. (OTCQB: TALK) (OTCBB: TALK) ("iTalk" or the "Company") is pleased to announce today that it has launched its premier product, the iTalk iPod Touch Sleeve bundled with an Unlimited Nationwide Talk plan for just $9.99 per month.

The iTalk Sleeve's sleek design allows it to simply and seamlessly snap onto an Apple iPod Touch to create a powerful low cost alternative to expensive smartphones. iTalk communications products are powered by a domestic & international mobile app and calling service delivered under the iTalk brand to enable the approximately 100 million users that have recently purchased iPod Touches to make and receive calls like any other smartphone, browse the web, and utilize all of the available Apple apps on the go.

www.italkmobility.com/productsadaptor

"We are very proud to announce the commercial launch of our exciting line of iTalk Sleeve smartphone products that will empower customers to lower their smartphone hardware costs and reduce their monthly wireless bills without any kind of complicated setup," stated David F. Levy, Chief Executive Officer of iTalk Inc. "The new iTalk Sleeve and mobile apps have been designed to change the way people use their iPhones, iPads, and iPods as personal and businesses communication tools. Following the launch of the iTalk Sleeve, we look forward to introducing additional disruptive wireless products and services to consumers."

In addition, the Company has also simultaneously launched a new and improved ecommerce website at www.italkmobility.com. All iPod Touch, iPad, and iPhone users, as well as shareholders and potential investors, are encouraged to visit the website to learn more about the Company and its products.

ABOUT ITALK

At iTalk, we are a mobile communications company using innovative and disruptive technologies to offer consumers a high quality cellular alternative while severely undercutting all major national carriers. Our lead product is the iTalk Sleeve, which when combined with an iPod Touch, our iTalk mobile app, and our aggressive pricing plans, provides consumers with a No Contract, High Voice Quality, and Lowest Price in the industry alternative to traditional cellular coverage. We will continue to search out and develop innovate products and services that will reduce consumers monthly voice and data charges while providing them with additional functionality. Through our access to an extensive network, we are able to offer nationwide voice and data coverage to 280 million people in more than 12,900 cities.

FOR FURTHER INFORMATION REGARDING ITALK INC., CONTACT:

ITALK INC. - INVESTOR RELATIONS DEPT.
(888) 663-9925 (Toll-free)
E-mail: investor@italkmobility.com
Website: www.italkmobility.com

DISCLAIMER/SAFE HARBOR: Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. The above information contains information relating to
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the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic.